UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):
                     November 14, 2005 (November 10, 2005)


                         SkyTerra Communications, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                   000-13865               23-2368845
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer
  of Incorporation)                                      Identification Number)

            19 West 44th Street, Suite 507, New York, New York 10036 (Address of principal executive offices, including zip code)

                                 (212) 730-7540
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

         On November 10, 2005, SkyTerra Communications, Inc. (the "Company") and SkyTerra Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of the Company entered into a membership interest purchase agreement (the "Acquisition Agreement") with DIRECTV Group, Inc., DTV Network Systems, Inc. and Hughes Network Systems, LLC ("HNS") to acquire the remaining 50 percent of the Class A membership interests of HNS not currently owned by the Company for $100 million in cash (the "Acquisition"). To finance the transaction, Holdings has received a commitment for $100 million of short term debt financing (the "Commitment Letter") from its stockholders, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. ("Apollo"). As previously announced, the Company expects to distribute in a special dividend to each of its security holders, as of a future record date, shares of Holdings, which will hold all of the equity interests in HNS, as well as all of the other assets and liabilities of the Company, other than its interests in the Mobile Satellite Ventures LP and TerreStar Networks, Inc.

         Concurrent with the proposed special dividend, Holdings expects to conduct a rights offering to its stockholders in order to repay the short-term debt financing provided by Apollo. In connection with such proposed rights offering, Apollo has agreed to subscribe for the maximum amount of shares of common stock allocated to it, including the exercise of pro rata over-subscription rights. The exercise by Apollo of its rights would occur by converting the outstanding amounts due under the note into a number of shares of common stock at the subscription price in the proposed rights offering, which has not yet been determined. The unconverted principal and interest obligations under the note would be repaid in cash immediately following the consummation of the proposed rights offering.

         The closing of the Acquisition is subject to regulatory approvals, receipt of short term financing from Apollo and customary closing conditions. The proposed special dividend and the proposed rights offering are subject to a number of conditions including the filing by SkyTerra of a registration statement for Holdings with the SEC, SEC clearance, final approval and the setting of a record date by SkyTerra's Board of Directors and the setting of a record date and offering price for the proposed rights offering by board of directors of Holdings.

         The foregoing is a summary of the terms of the Acquisition Agreement and the Commitment Letter and does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement and the Commitment Letter, copies of which are filed as Exhibit 10.1 and 10.2 hereto, respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.


Number         Description

10.1      -    Membership Interest Purchase Agreement, by and among DTV Network
               Systems, Inc., The DIRECTV Group, Inc., SkyTerra Holdings, Inc.,
               SkyTerra Communications, Inc. and Hughes Network Systems, LLC,
               dated as of November 10, 2005
10.2      -    Commitment Letter, by and among Apollo Investment Fund IV, L.P.,
               Apollo Overseas Partners IV, L.P. and SkyTerra Holdings, Inc., dated as of November 10, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  November 10, 2005             By:  /s/ ROBERT C. LEWIS
                                          ----------------------------
                                          Name:  Robert C. Lewis
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary